Report Name - 10F-3

Fund - SmB Small Cap Growth Fund

                                Period : 10/01/05 through 03/31/06


                                    ID : 702
                           Issuer Name : Equinix Inc.
                            Trade Date : 11/09/05
                        Selling Dealer : CS First Boston
                Total Shares Purchased : 10,000.00
                        Purchase Price : 35.64
                    % Received by Fund : 0.194%
                        % of Issue (1) : 0.194%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :       5,150,000.00
          Total Received All Funds (2) :          10,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Equinix Inc.
                            Trade Date : 11/09/05
                 Joint/Lead Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                         Co-Manager(s) : Goldman Sachs & Co
                         Selling Group : N/A